Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Cellectar Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Units, each unit consisting of (i) one share of common stock, par value $0.00001 per share (“Common Stock”) and (ii) one warrant to purchase one share of Common Stock (“Common Warrant”) (4)	457(o)	-	-	$6,900,000.00	0.00015310	$1,056.39
Fees to Be Paid	Equity	Class B Units, each unit consisting of (i) one prefunded warrant to purchase one share of Common Stock (“Prefunded Warrant”) and (ii) one Common Warrant (4)	457(o)	-	-	Included above	-	-
Fees to Be Paid	Equity	Common Stock included in the Class A Units (4)	457(o)	-	-	Included above	-	-
Fees to Be Paid	Equity	Common Warrants included in the Class A and Class B Units (4)	457(o)	-	-	Included above	-	-
Fees to Be Paid	Equity	Prefunded Warrants included in the Class B Units (4)	457(o)	-	-	Included Above	-	-
Fees to Be Paid	Equity	Shares of Common Stock issuable upon exercise of Prefunded Warrants (4)	457(o)	-	-	Included above	-	-
Fees to Be Paid	Equity	Shares of Common Stock issuable upon exercise of the Common Warrants (5)	457(o)			$7,590,000.00	0.00015310	$1,162.03
Fees to Be Paid	Equity	Representative Warrants (6)	457(g)	-	-	-	-	-
Fees to Be Paid	Equity	Shares of Common Stock issuable upon exercise of Representative Warrants (7)	457(o)	-	-	$641,700.00	0.00015310	$98.25

	Total Offering Amounts					$15,131,700.00		$2,316.67
	Total Fees Previously Paid					$—		$—
	Total Fee Offsets					—		—
	Net Fee Due							$2,316.67

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.
(3)	Includes the price of additional shares of Common Stock and Common Warrants that may be issued upon exercise of the over-allotment option granted to the underwriters to cover over-allotments, if any.
(4)	The proposed maximum aggregate offering price of the Class A Units will be reduced on a dollar-for-dollar basis based on the offering price of any Class B Units issued in the offering, and the proposed maximum aggregate offering price of the Class B Units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Class A Units and Class B Units (including the Common Stock issuable upon exercise of the Prefunded Warrants contained in the Class B Units), if any, is $6,900,000.
(5)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the shares of Common Stock issuable upon the exercise of the Common Warrants is $7,590,000, which is equal to 110% of $6,900,000.
(6)	No fee pursuant to Rule 457(g) of the Securities Act because the representative warrants are being registered in the same registration statement as the common stock issuable upon exercise of the representative warrants.
(7)	The registrant has agreed to issue upon the closing of this offering, warrants (the “Representative Warrants”) to the representative of the underwriters entitling it to purchase up to 6% of the number of shares of Class A Units and Class B Units sold in this offering. The exercise price of the Representative Warrants is equal to 155% of the public offering price of the securities offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the Representative Warrants is $641,700, which is equal to 155% of $414,000 (6% of $6,900,000).